                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Safeskin Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              SAFESKIN CORPORATION
                             12671 HIGH BLUFF DRIVE
                          SAN DIEGO, CALIFORNIA 92130
                                 (619) 794-8111
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 12, 1997
                             ---------------------

     The annual meeting of shareholders of Safeskin Corporation, a Florida corporation (the "Company"), will be held at the Company's corporate headquarters at 12671 High Bluff Drive, San Diego, California 92130 on Thursday, June 12, 1997, beginning at 9:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

          1. to elect six directors, each to serve until the next shareholders' meeting at which directors are elected and until the director's successor is duly elected and qualifies;

          2. to consider and act upon a proposed amendment to the Company's Equity Compensation Plan (the "Plan") to provide that in addition to those shares currently authorized under the Plan the aggregate number of shares of Common Stock that may be subject to grants of stock options, restricted stock awards and stock appreciation rights under the Plan during each calendar year shall be 2 1/2% of the number of shares of Common Stock outstanding; and

          3. to transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 21, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any postponements or adjournments thereof. A list of shareholders entitled to notice of the meeting shall be available for inspection by any shareholder, during regular business hours, for a period of ten days prior to the annual meeting at the principal office of the Company, 12671 High Bluff Drive, San Diego, California 92130 and at the annual meeting.

     The Board of Directors of the Company urges you to sign, date and mail the accompanying proxy in the enclosed postage prepaid envelope, regardless of whether or not you intend to be present at the meeting. You are urged, however, to attend the meeting. Proxies may be revoked at any time prior to the meeting by giving written notice of revocation to the Secretary of the Company, by giving a later dated proxy or by attending the meeting and voting in person.

                                          By Order of the Board of Directors,

                                          Richard Jaffe
                                          Chairman of the Board, President and
                                          Chief
                                          Executive Officer

San Diego, California
April 30, 1997

                              SAFESKIN CORPORATION
                             12671 HIGH BLUFF DRIVE
                          SAN DIEGO, CALIFORNIA 92130
                                 (619) 794-8111
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Safeskin Corporation, a Florida corporation (the "Company"), for use at the annual meeting of shareholders of the Company to be held at the Company's corporate headquarters at 12671 High Bluff Drive, San Diego, California, on Thursday, June 12, 1997, beginning at 9:00 a.m., local time, and thereafter as it may from time to time be adjourned. This Proxy Statement and the accompanying proxy were first sent to the Company's shareholders on or about April 30, 1997.

     You are requested to complete, date and sign the accompanying proxy, and return it to the Company in the enclosed postage prepaid envelope. Proxies may be revoked at any time prior to the meeting by giving written notice of revocation to the Secretary of the Company, by giving a later dated proxy or by attending the meeting and voting in person. Proxies duly executed and received in time for the meeting will be voted in accordance with the shareholder's instructions. If no instructions are given, proxies will be voted as follows:

          1. FOR the election as directors of the six nominees named herein, each to serve until the next shareholders' meeting at which directors are elected and until the director's successor is duly elected and qualifies;

          2. FOR the amendment to the Company's Equity Compensation Plan to provide that in addition to those shares currently authorized under the Plan the aggregate number of shares of Common Stock that may be subject to grants of stock options, restricted stock awards and stock appreciation rights under the Plan during each calendar year shall be 2 1/2% of the number of shares of Common Stock outstanding; and

          3. In the discretion of the proxyholders, FOR or AGAINST such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 21, 1997 as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting. On the record date, there were 25,987,248 outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Holders of the Common Stock are entitled to one vote per share held as of the record date. The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the annual meeting constitutes a quorum. All holders of issued and outstanding shares of Common Stock are entitled to vote on Proposal 1 and 2. The affirmative vote of a plurality of the votes cast by holders of outstanding shares of the Common Stock is required for the approval of the election of the directors. The affirmative vote of a majority of the votes cast by holders of outstanding shares of Common Stock is required for approval of Proposal 2 and any other matters to be voted upon at the meeting or any adjournment thereof. With regard to Proposal 1, votes may be cast in favor of or withheld from any or all nominees. Votes that are withheld with respect to this matter will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum.

     Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors, Proposal 1, but may not vote on Proposal 2. A failure by brokers to vote those shares will have no effect on Proposal 2 as approval of Proposal 2 only requires a majority of the votes cast. Any abstentions will have the same effect as votes against the proposal.

     Unless otherwise indicated, all share data included in this Proxy Statement have been adjusted to reflect the 100% stock dividend paid by the Company on January 2, 1997.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Six persons are nominated for election by the holders of the Common Stock as directors to serve until the next annual meeting of shareholders and until his respective successor is duly elected and qualified. Although the Board of Directors anticipates that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the annual meeting, the proxy will be voted for a substitute nominee chosen by the Board of Directors, or the number of directors to be elected may be reduced in accordance with the Company's Bylaws.

     All of the nominees for director named below are currently serving as directors of the Company for terms expiring at the annual meeting. The following table sets forth certain information as to the persons nominated for election as directors of the Company at the annual meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IDENTIFIED BELOW.

                  NOMINEES TO BE VOTED ON BY THE SHAREHOLDERS

NAME                                            AGE              POSITION              DIRECTOR SINCE
----                                            ---              --------              --------------
Irving Jaffe..................................  78    Chairman Emeritus and Director        1988
Richard Jaffe(1)..............................  44    Chairman of the Board,                1988
                                                      President, Chief Executive
                                                      Officer and Director
Neil K. Braverman(1)..........................  58    Director                              1985
Cam L. Garner(2)(3)...........................  48    Director                              1996
Howard L. Shecter(1)(2).......................  53    Director                              1993
Joseph Stemler(2)(3)..........................  66    Director                              1995

---------------

(1) Member of the Executive Committee
(2) Member of the Audit Committee
(3) Member of the Compensation Committee

     Mr. Irving Jaffe became Chairman Emeritus of the Company in May 1996 and has served as a director of the Company since April 1988. He served as the Chairman of the Board between August 1988 and May 1996 and as Chief Executive Officer of the Company from August 1988 through March 1993. Since 1986, he has been the Senior Managing Partner of the Jaffe Family Partnership, a family investments partnership. From 1977 through 1985, Mr. Jaffe was the Chairman of the Board and Chief Executive Officer of Nutri Foods International, Inc., a manufacturer of frozen desserts ("Nutri Foods"). In 1985, Nutri Foods was sold to The Coca-Cola Company. Mr. Jaffe attended New York University. Mr. Jaffe is the father of Richard Jaffe.

     Mr. Richard Jaffe became the Chairman of the Board, President and Chief Executive Officer of the Company in May 1996 and has served as a director of the Company since April 1988. Between March 1993 and May 1996, he was the Vice Chairman of the Board and Co-Chief Executive Officer of the Company. Mr. Jaffe served as the President of Safeskin Corporation (Malaysia) Sdn. Bhd. and Chief Operating Officer of the Company between April 1988 and March 1993. In 1977, Mr. Jaffe founded Nutri Foods. He served as President of Nutri Foods until December 1987. Mr. Jaffe served on the executive operating committee of the Foods Division of The Coca-Cola Company from 1985 through 1987. Mr. Jaffe has been a Managing General Partner of the Jaffe Family Partnership since 1985. Mr. Jaffe holds a B.S. degree in industrial and labor relations from Cornell University. Mr. Jaffe is the son of Irving Jaffe.

     Mr. Braverman has served as a director since he founded the Company in 1985. In January 1997, Mr. Braverman entered into a consulting agreement with the Company. Between May 1996 and December 1996, he served as the Co-Chairman of the Company and between May 1993 and May 1996 as Co-Chief Executive Officer of the Company. From 1985 through May 1996 Mr. Braverman served as President of the Company. At various times during the period from 1972 through 1985, Mr. Braverman was President of Reserve Energy Corporation, an oil drilling company, and was President of Paramount Oil Co., a manufacturer of lubricating oils. From 1964 to 1972, he was President and Chief Executive Officer of Flair, Inc., a consumer products manufacturer in Hong Kong. In 1968, Flair, Inc. was sold to U.S. Industries. Mr. Braverman holds a B.S. degree in industrial management and engineering from the Georgia Institute of Technology.

     Mr. Garner became a director of the Company in June 1996. He has served as the Chairman of Dura Pharmaceuticals, Inc., a publicly held pharmaceutical company, since December 1995 and as the President and Chief Executive Officer since May 1990. Between October 1989 and May 1990, he served as the Executive Vice President of Dura Pharmaceuticals, Inc. From November 1987 to June 1989, he served as the President of Syntro Corp., a biotechnology company. From October 1983 to October 1987, Mr. Garner was the Senior Vice President of Sales and Marketing at Hybritech, Inc., a pharmaceutical company. Mr. Garner is currently a director of Dura Pharmaceuticals, Inc., Houghton Pharmaceuticals, Inc. and Spiros Development Corporation. He holds a B.A. degree in biology from Virginia Wesleyan College and an M.B.A. from Baldwin-Wallace College.

     Mr. Shecter became a director of the Company in June 1993. He has been a partner since 1973 in the law firm of Morgan, Lewis & Bockius LLP. Mr. Shecter served as the managing partner of Morgan, Lewis & Bockius LLP from 1979 to 1983 and was the Chairman of the Executive Committee of that firm in 1985. Mr. Shecter holds an A.B. degree in government from Harvard College and a J.D. degree from the University of Pennsylvania Law School.

     Mr. Stemler became a director of the Company in June 1995. From January 1996 through February 1997, Mr. Stemler served as President, Chairman and Chief Executive Officer of Scholle Corporation, an aseptic packaging company. Since July 1995 Mr. Stemler has served as Chairman of the Board of La Jolla Pharmaceutical Company. Previously, Mr. Stemler served as President, Chief Executive Officer and Chairman of the Board of Directors of La Jolla Pharmaceutical Company from its formation in 1989 to 1995. From 1985 to 1989, Mr. Stemler served as President and Chairman of Quidel Corporation (the predecessor of La Jolla Pharmaceutical Company). From 1978 and 1985, he served as President of Bentley Laboratories and then as President of American Hospital Supply Corporation's Bentley subsidiary. Mr. Stemler also serves as a director of Sunrise Medical Inc., a publicly held manufacturer and provider of medical products used in the rehabilitation and recovery phases of patient care. He holds a B.S. degree in engineering from Illinois Institute of Technology and holds advanced degrees in engineering and business administration.

COMPENSATION OF DIRECTORS

     Outside directors will receive directors' fees in 1997 at an annual rate of $17,000, which includes payment for services on Board committees, plus $2,000 per Board meeting attended. Prior to the stock dividend declared on January 2, 1997, each outside director upon election to the Board was entitled to receive options to purchase 20,000 shares of the Common Stock at an exercise price equal to the fair market value on the date of grant. Subsequent to the date the stock dividend was declared, each outside director upon election to the Board will be entitled to receive options to purchase 40,000 shares of the Common Stock at an exercise price equal to the fair market value on the date of grant. Such options were granted to each of the following directors upon their election: in 1993, to Howard L. Shecter, in 1995, to Joseph Stemler and in 1996, to Cam L. Garner. The options granted outside directors upon their election become exercisable at the rate of 20% on each anniversary of the date of grant and expire on the tenth anniversary of the date of grant or upon the director ceasing to serve as a director of the Company. In addition, on February 27, 1997 all non-employee directors, including Neil K. Braverman and Irving Jaffe, received options to purchase 15,000 shares of the Common Stock at an exercise price of $18.00, which is equal to the fair market value on the date of the grant. Of these options, 10,000 options become exercisable in the event the market price of the Company's Common Stock reaches $27.50 for 30 consecutive days prior to December 31, 1998 and 5,000 options become exercisable in the event the market price of the Company's Common Stock reaches $30.00 for 30 consecutive days prior to December 31, 1999. The directors do not receive additional compensation for their services as director.

     Beginning in 1993, the Company began paying Irving Jaffe for his services as Chairman of the Board and as a consultant to the Company, primarily in the areas of marketing and public relations. During 1996, Irving Jaffe was paid at the annual rate of $160,000 but did not receive any fees for his services as director. During 1997, Irving Jaffe will be paid at the annual rate of $100,000 and will receive standard director fees. As of January 1, 1997, Mr. Braverman resigned as an executive officer of the Company and entered into a one year consulting agreement pursuant to which he will be paid at the annual rate of $300,000 but does not receive any fees for his services as director. See "Executive Compensation -- Employment and Severance Agreements."

COMMITTEES AND MEETINGS

     During the year ended December 31, 1996, the Board of Directors held four meetings. All of the directors attended 100 percent of the number of meetings of the Board of Directors and of the committees thereof held during their respective terms.

     The Executive Committee consists of Neil K. Braverman, Richard Jaffe and Howard L. Shecter. The Executive Committee held five meetings during the year ended December 31, 1996. The Executive Committee has all the authority held by the full Board of Directors, except with respect to certain matters reserved to the Board of Directors by law. All matters approved by the Board of Directors, except such reserved matters, must first be approved by the Executive Committee.

     The Compensation Committee consisted of Howard L. Shecter and Joseph Stemler prior to June 1996 and consists of Cam L. Garner and Joseph Stemler from June 1996. The Compensation Committee held twelve meetings during the year ended December 31, 1996. The primary function of the Compensation Committee is to review and approve the Company's compensation policies and practices, to propose compensation levels for executive officers and other key employees and to administer the Company's Equity Compensation Plan.

     The Audit Committee consisted of Howard L. Shecter and Joseph Stemler prior to June 1996 and consists of Cam L. Garner, Joseph Stemler and Howard L. Shecter from June 1996. The Audit Committee held one meeting during the year ended December 31, 1996. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to the accounting and financial reporting practices of the Company and to address the scope and results of the audit and other services performed by the Company's independent accountants.

     The Board of Directors does not have a separate nominating committee but rather performs the functions of a nominating committee.

                             EXECUTIVE COMPENSATION

TOTAL ANNUAL COMPENSATION

     The following table sets forth certain information relating to the total annual compensation paid or accrued by the Company and its subsidiaries, during the fiscal years ending December 31, 1996, December 31, 1995 and December 31, 1994, to its Chief Executive Officer, its other four most highly compensated executive officers who served in such capacities on December 31, 1996 and one individual who would have been one of the four most highly compensated executive officers but did not serve as an executive officer after July 31, 1996 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                           ANNUAL COMPENSATION                      COMPENSATION AWARDS
                             -----------------------------------------------   -----------------------------
                                                                                                  SECURITIES
                                                                OTHER ANNUAL   RESTRICTED STOCK   UNDERLYING      OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY ($)   BONUS(4) ($)   COMPENSATION     AWARD(S) ($)     OPTIONS(5)   COMPENSATION
---------------------------  ----   ----------   ------------   ------------   ----------------   ----------   ------------
Richard Jaffe,               1996    $450,000      $360,000         *                     --       350,000            --
  Chairman of the Board,     1995     400,000            --         *                     --            --            --
  President and Chief        1994     350,000            --         *                     --       290,000            --
  Executive Officer
Neil K. Braverman,(1)        1996    $450,000      $400,000         *                     --            --            --
  Co-Chairman                1995     400,000            --         *                     --            --            --
                             1994     350,000            --         *                     --       290,000            --
David L. Morash,             1996    $206,000      $120,000         *                     --        60,000            --
  Executive Vice President   1995     200,500        68,000         *                     --            --            --
  and Chief Financial        1994      70,163        21,000         *                     --       100,000            --
  Officer
Lee Chee Ming,               1996    $157,673      $ 59,583         *                     --        60,000            --
  Managing Director,         1995     136,814        42,987         *                     --            --            --
  Safeskin Corporation       1994     131,318        60,205         *                              120,000            --
  (Malaysia) Sdn. Bhd.(2)
Jeffrey A. Martin,           1996    $157,500      $102,375         *                     --        30,000            --
  Vice President,            1995     150,500        50,000         *                     --            --            --
  Marketing and Business     1994     137,966        30,000         *                     --       120,000            --
  Development
Judy W. Grimes(3)            1996    $152,500      $220,500         *                     --        80,000       300,125(7)
  Executive Vice President   1995     227,167       170,000         *             $1,475,000(6)         --            --
                             1994     140,500       100,000         *                     --       190,000            --

---------------

* Value of perquisites and other personal benefits paid does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the executive officer and, therefore is not required to be disclosed pursuant to Securities and Exchange Commission (the "Commission") rules.
(1) Mr. Braverman served as Co-Chief Executive Officer until May 1996.
(2) All amounts paid to Mr. Lee are paid in Malaysian ringgits and converted to dollars at the exchange rate for 1996 (US $1.00 = M $2.5175), 1995 (US $1.00 = M $2.5108) and 1994 (US $1.00 = M $2.6232).
(3) Ms. Grimes served as Executive Vice President until July 31, 1996.
(4) Includes amounts accrued during year presented but paid in the subsequent year.
(5) All share data have been adjusted to reflect the 100% stock dividend paid by the Company on January 2, 1997.
(6) Represents a restricted stock grant of 200,000 shares that was valued at the grant date at $7.375 per share. Pursuant to an agreement entered into between the Company and Judy W. Grimes upon her separation from the Company, Ms. Grimes forfeited 116,668 shares of such grant. All other shares immediately vested. At December 31, 1996, the closing price as reported by the Nasdaq National Market of the Company's Common

    Stock was $24.375 per share, giving the vested portion of the restricted stock award a total value of $2,031,217.50.
(7) Includes additional amounts paid to Ms. Grimes in connection with her severance agreement. See "Executive Compensation -- Employment and Severance Agreements."

STOCK OPTION GRANTS AND EXERCISES

     The following tables set forth the stock options granted to and exercised by the executive officers named in the Summary Compensation Table during the year ended December 31, 1996.

                                 OPTION GRANTS

                                                                               POTENTIAL REALIZED VALUE AT
                     NUMBER OF      % OF TOTAL                                    ASSUMED ANNUAL RATES
                    SECURITIES       OPTIONS      EXERCISE                     OF STOCK PRICE APPRECIATION
                    UNDERLYING      GRANTED TO    PRICE PER                          FOR OPTION TERM
                      OPTIONS      EMPLOYEES IN     SHARE       EXPIRATION     ---------------------------
NAME               GRANTED(#)(1)   FISCAL YEAR     ($/SH)          DATE           5%($)          10%($)
----               -------------   ------------   ---------   --------------   ------------   ------------
Richard Jaffe         100,000(2)       6.82%       $ 8.875    Feb. 26, 2006      $  558,140     $1,414,444
                       50,000(3)       3.41          8.875    Feb. 26, 2006         279,070        707,222
                      200,000(4)      13.64         10.865    Mar. 12, 2006       1,044,059      2,949,636
                      200,000(5)      13.64         18.500    Sept.11, 2006       1,471,728      4,535,124
Neil K. Braverman          --            --             --          --                   --             --
David L. Morash        60,000(2)       4.09          8.875    Feb. 26, 2006         334,884        848,666
Lee Chee Ming          60,000(2)       4.09          8.875    Feb. 26, 2006         334,884        848,666
Judy W. Grimes         80,000(2)       5.46          8.875    Feb. 26, 2006         446,512      1,131,555
Jeffrey A. Martin      30,000(2)       2.05          8.875    Feb. 26, 2006         167,442        424,333
                       10,000(6)       0.68         15.000    Aug. 21, 2006          94,333        239,061

---------------

(1) All share data have been adjusted to reflect the 100% stock dividend paid by the Company on January 2, 1997.
(2) These options were earned as of December 31, 1996 based on the Company and the individual achieving specified performance goals for 1996 and became exercisable over a five year period at the rate of 20% each year beginning on December 31, 1997.
(3) These options vest over a five year period at a rate of 20% each year, beginning on December 31, 1996.
(4) These options became exercisable once the market price of the Company's Common Stock reached $15.00 for 30 consecutive days prior to December 31, 1997.
(5) Of these options, 100,000 become exercisable in the event the market price of the Company's Common Stock reaches $22.50 for 30 consecutive days prior to December 31, 1997 and 100,000 of the options become exercisable in the event the market price of the Company's Common Stock reaches $25.00 for 30 consecutive days prior to December 31, 1998.
(6) These options vest over a five year period at a rate of 20% each year, beginning on the first anniversary of the date of the grant.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                              SHARES                       OPTIONS AT YEAR-END             AT YEAR-END(2)
                            ACQUIRED ON     VALUE                  (#)                           ($)
                            EXERCISE(1)    REALIZED    ---------------------------   ---------------------------
NAME                            (#)          ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   ----------   -----------   -------------   -----------   -------------
Richard Jaffe.............    200,000     $2,558,750     630,000        410,000      $9,302,000     $5,561,250
Neil K. Braverman.........    100,000      1,400,000     408,000        170,000       7,568,499      2,803,750
David L. Morash...........         --             --      30,000        130,000         487,500      2,067,500
Lee Chee Ming(3)..........    100,354      1,729,763      24,000        232,354         396,000      4,459,468
Jeffrey A. Martin.........     40,000        484,313      28,000        132,000         477,000      2,113,500
Judy W. Grimes(4).........     64,000        744,500      44,000        222,000         748,500      3,634,750

---------------

(1) All share data have been adjusted to reflect the Company's 100% stock dividend paid on January 2, 1997.
(2) Calculated based upon the difference between the fair market value of the Common Stock of $24.375 per share on December 31, 1996 and the exercise price of in-the-money options.
(3) This amount includes options covering 441,770 shares that were granted to Mr. Lee in 1990 outside the Equity Compensation Plan. These options were and are exercisable at the rate of 88,354 shares on each April 15 of 1993 through 1997.
(4) Ms. Grimes served as Executive Vice President until July 31, 1996.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     Neil K. Braverman and Richard Jaffe both served as executive officers of the Company during 1996. Each of these officers had previously entered into employment agreements with the Company which expired on June 30, 1996. Neither of these agreements were renewed. Each agreement provided for an annualized base salary of $450,000 for the period ending June 30, 1996. Pursuant to the agreements, on June 15, 1993, each executive was granted options to purchase 300,000 shares of Common Stock at $5.00 per share, the fair market value of the Common Stock on such date as determined by the Board of Directors, and 100,000 shares at $5.50 per share, 110% of the fair market value per share on such date. One-third of each category of options were exercisable each year. Each executive also covenanted not to compete with the Company for a period of three years after the term of his employment.

     Effective January 1, 1997, Mr. Braverman resigned as an executive officer of the Company and entered into a consulting agreement with the Company. Pursuant to the consulting agreement, Mr. Braverman will receive an annual salary of $300,000 and be eligible to receive a bonus of up to $150,000 based upon the satisfaction of certain specified target objectives in the area of manufacturing.

     Judy W. Grimes served as Executive Vice President of the Company until July 31, 1996 pursuant to an employment agreement entered into with the Company on June 29, 1995. The agreement originally provided for an expiration date of December 31, 1998 and provided for an annualized base salary of not less than $250,000 for the term of the agreement. Pursuant to the agreement, on June 29, 1995, Ms. Grimes was awarded a restricted stock grant of 200,000 shares that vested over a five year period in accordance with the following vesting schedule: 16,666 shares vested on January 4 of 1996 and 1997, 16,667 shares vested on January 4, 1998 and 25,000 shares vested on January 4 of 1999 and 2000. Ms. Grimes was also entitled to receive a cash bonus with target opportunities equal to 70% of her base salary for the calendar year 1996. Upon her separation from the Company, Ms. Grimes entered into an agreement with the Company which provided that (i) she would continue to receive her salary and cash bonus through the end of 1997, (ii) $20,000 of a loan granted in connection with her relocation was forgiven immediately, (iii) 116,668 shares of the restricted stock grant were to be forfeited, (iv) 83,332 shares of the restricted stock grant were immediately vested and (v) her previously issued stock options continue to vest until December 31, 1998 at which time all remaining options vest. Once vested all Ms. Grimes' options must be exercised prior to January 4, 2000.

     David L. Morash, Executive Vice President and Chief Financial Officer, entered into an employment agreement with the Company on July 20, 1995 which expired December 31, 1996. The agreement provided for an annualized base salary of not less than $200,000 for the term of the agreement. Mr. Morash was also entitled to receive a cash bonus with target opportunities equal to 37% of his base salary. The agreement also provided for certain payments and benefits in the event employment was terminated due to Mr. Morash's disability (payments equal to base salary and bonus for the disability period plus a cash bonus at least equal to the cash bonus earned by Mr. Morash in his last full year of employment, reduced by the amount of any payments made to Mr. Morash under Company disability plans).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consisted of Howard L. Shecter and Joseph Stemler prior to June 1996 and of Cam L. Garner and Joseph Stemler from June 1996. None of the committee members has ever been an officer or employee of the Company or its subsidiaries.

     Howard L. Shecter, a director of the Company and a member of the Compensation Committee prior to June 1996, is a partner in the law firm of Morgan, Lewis & Bockius LLP, which serves as the Company's outside counsel.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") consisted of Howard L. Shecter and Joseph Stemler prior to June 1996 and of Cam
L. Garner and Joseph Stemler from June 1996. The Committee has the authority to determine the compensation of the Company's executive officers and to administer the Company's Equity Compensation Plan. The Committee currently consists of two outside directors who are not officers or employees of the Company. The Company is currently in compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended.

     Since the Company's initial public offering of Common Stock in November 1993, the Committee has focused on the formulation of compensation policies to reflect the Company's status as a public company. Compensation for the Company's Chief Executive Officer, Richard Jaffe, and former Co-Chief Executive Officer, Neil K. Braverman, were, prior to June 1996, subject to the terms of employment agreements approved by the Board of Directors in June 1993, prior to both the Company's initial public offering and the establishment of the Compensation Committee. Subsequent to June 1996, the Company sought to compensate its Chief Executive Officer in a competitive manner that utilizes salary, cash bonuses and non-cash compensation to closely align the interests of the Chief Executive Officer with those of the shareholders. The cash bonus awarded the Chief Executive Officer in 1997 for 1996 performance was based on the individual's performance and the Company's performance. The Committee, in 1996, made two grants to the Chief Executive Officer, Richard Jaffe, the values of which were tied to future increases in the price of the Company's Common Stock. These options may be earned if the market price of the Company's Common Stock maintains a minimum target price for 30 consecutive days within specified time periods. Once earned these options are immediately exercisable.

     The Committee believes that the Company's compensation programs should be administered in a manner that will enable the Company to:

          (1) recruit, develop and retain the highest quality executives, by paying executives base compensations competitive with those of its peers;

          (2) maximize financial performance, balancing appropriately the short and long term goals of the Company; and

          (3) align the interests of Company executives with those of its shareholders through the use of stock options to link a significant portion of compensation to increases in shareholder value.

     To achieve its policy goals, the Committee has utilized salary, cash bonuses and non-cash compensation, including grants of stock and stock options. The Committee has focused on the establishment of competitive salary levels for each of its executive officers. The Committee has utilized publicly available information in determining competitive salary levels, both for new and existing executives.

     The Company has retained a leading independent compensation consulting firm to assist the Committee in defining appropriate policies with respect to base and incentive compensation for the Company's executive officers and other key employees. In developing such policies, the Committee considered information and data concerning compensation paid by corporations that compete with the Company for executive talent, including corporations engaged in high growth (including technology-based) industries and manufacturing concerns, and not necessarily the Company's peers that are used to compare shareholder returns.

     Cash bonuses have been used to encourage and reward short term performance. All executives, other than Richard Jaffe and Neil K. Braverman, were awarded cash bonuses in 1996 based on 1995 performance. During 1996, the two Executive Vice Presidents were awarded cash bonuses pursuant to their employment agreements. For all other executives, the Committee established a maximum bonus target for each manager and determined the actual bonus amount to be paid to each manager based upon the individual's performance as measured against the individual's goals and responsibilities and upon the Company's performance. Factors such as achievement of sales targets in the case of sales and marketing personnel, product availability and quality in the case of manufacturing personnel and other, largely subjective, criteria in the case of financial and administrative personnel were taken into consideration in this process.

     Stock options have been utilized by the Committee to encourage and reward both long term and short term compensation goals. The Committee believes that stock options provide a particularly effective incentive for the enhancement of shareholder value since the full benefit of stock option grants will not be realized unless there has been appreciation in per share values over an extended period of time. With the exception of the grant of stock options as special awards to selected sales persons who had achieved the best sales performance in a particular area and certain options granted to the Chief Executive Officer, all of the Company's option grants to employees vest in installments over a period of years, generally five years, thus creating an additional incentive for the individual to remain in the employ of the Company.

     In addition, certain stock options have been structured to be utilized as an incentive for short- and medium-term performance. The Committee authorized the grant of performance stock options ("Performance Options") to selected key employees, based upon the Company's performance in 1996. The options were granted in early 1996 and could be "earned", depending upon the degree to which the individual and the Company attained specified performance objectives for 1996. Once earned, the options would vest in installments of 20% per year over the ensuing five years. These Performance Options are scheduled to vest in any event in 2006, if the recipient is then employed by the Company. For 1996, the individual's performance objectives and achievements for that year were given primary weight in determining whether such Performance Options had been earned by all of the recipients, although the Company's achievement of its performance objectives was also considered. The Committee has decided not to continue the use of Performance Options.

                             Compensation Committee

                                 Cam L. Garner
                                 Joseph Stemler

PERFORMANCE GRAPH

     The Company's Common Stock began trading on the Nasdaq National Market on November 17, 1993 when its initial public offering commenced. The following graph shows the total return to shareholders of an investment in the Company's Common Stock as compared to (a) an investment in a peer group (see "Peer Index") made up of (i) Ballard Medical Products, Inc., (ii) ICU Medical, Inc., (iii) Maxxim Medical, Inc. and (iv) Tecnol Medical Products Inc., and (b) an investment in the Nasdaq Composite Index (the "Nasdaq Index"). The time frame for the Peer Index corresponds directly to the period during which the Company's Common Stock has been traded, (i.e., for the period November 17, 1993 through December 31, 1996). The four companies in the Peer Index have been selected because they represent comparable companies in the medical products manufacturing business. The time frame for the Nasdaq Index, which is compiled on a monthly basis, begins with the period immediately preceding the Company's initial public offering (i.e., October 31, 1993) and continues through December 31, 1996.

     Total shareholder return is determined by dividing (i) the sum of the cumulative amount of dividends for a given period (assuming dividend reinvestment) and the difference between the share price at the end and the beginning of the period, by (ii) the share price at the end of the period.

                        COMPARE CUMULATIVE TOTAL RETURN
                          AMONG SAFESKIN CORPORATION,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

                                   [GRAPH]


------------------------------------------------------------------------------------------------
                          11/17/93       12/31/93       12/31/94        12/31/95        12/31/96
------------------------------------------------------------------------------------------------
SAFESKIN CORPORATION      100.00          123.08          109.62         130.77          375.00
------------------------------------------------------------------------------------------------
PEER GROUP INDEX          100.00           92.73           78.06         106.26           93.62
------------------------------------------------------------------------------------------------
NASDAQ MARKET INDEX       100.00          103.36          108.52         140.76          174.92
------------------------------------------------------------------------------------------------


---------------

* Reflects performance related to $100 invested on November 17, 1993 in each of the Company's Common Stock and the Peer Index and $100 invested on October 31, 1993 in the Nasdaq Index, in each case including reinvestment of dividends, through fiscal year ending December 31, 1996.

                                SECURITY OWNERSHIP

     The following table sets forth information, as of March 31, 1997, with respect to the beneficial ownership of shares of the Common Stock by (i) each person known to the Company to own beneficially more than 5% of the aggregate shares of Common Stock outstanding, (ii) each director and nominee for election as a director, (iii) each Named Officer and (iv) all directors and executive officers of the Company as a group. On March 31, 1997, there were 25,987,248 shares of Common Stock outstanding. Unless indicated, each of the persons in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

                                                                NUMBER OF SHARES      PERCENT
NAME                                                          BENEFICIALLY OWNED(1)   OF CLASS
----                                                          ---------------------   --------
Irving Jaffe................................................        1,349,066(2)(3)     5.19%
Richard Jaffe...............................................        1,873,544(3)(4)(9)  7.03%
Neil K. Braverman...........................................        2,246,120(5)(9)     8.50%
Eleanor Jaffe...............................................        1,349,066(3)(6)     5.19%
Ann Jaffe...................................................        1,873,544(7)        7.03%
Jeanne D. Braverman.........................................        2,246,120(8)        8.50%
Lee Chee Ming...............................................          177,416(9)           *
Jeffrey A. Martin...........................................           17,500(9)           *
David L. Morash.............................................           30,000(9)           *
Howard L. Shecter...........................................           14,000(9)           *
Joseph Stemler..............................................            8,000(9)           *
Cam L. Garner...............................................            2,000              *
All directors and executive.................................        5,784,546(9)       21.17%
  officers as a group
  (17 persons)
Nicholas-Applegate Capital Management.......................        2,303,744(10)       8.96%
  600 West Broadway, 29th Floor
  San Diego, CA 92101
Travelers Group Inc.........................................        1,942,358(11)        7.6%
  388 Greenwich Street
  New York, NY 10013
Smith Barney Holdings, Inc..................................        1,862,358(11)        7.2%
  388 Greenwich Street
  New York, NY 10013
Navellier & Associates......................................        1,344,002(12)       5.22%
  1 East Liberty Street, 3rd Floor
  Reno, Nevada 89501
The TCW Group, Inc..........................................        1,328,000(13)        5.2%
  865 South Figueroa Street
  Los Angeles, CA 90017

---------------

  *  Does not exceed one percent.
     The address of each 5% shareholder, other than those otherwise specified, is c/o Safeskin Corporation, 12671 High Bluff Drive, San Diego, California 92130.
 (1) All share data have been adjusted to reflect the 100% stock dividend paid by the Company on January 2, 1997.
 (2) Includes 370,930 shares held by Eleanor Jaffe, Irving Jaffe's spouse.
 (3) Includes the following number of shares for the following shareholders which are held of record by Stanley Priskie or Stanley and Vilma Priskie:
     Irving Jaffe -- 185,544; Richard Jaffe -- 185,544; and Eleanor Jaffe -- 50,488. The Jaffes have advised the Company that an aggregate of 528,862 shares (including the 421,576 shares referred to above) are beneficially owned by the Jaffes and are held of record by the Priskies in nominee capacity. The Priskies have advised the Company that they claim record and beneficial ownership of the shares and dispute the Jaffes' claim. On October 7, 1993, the Jaffes commenced a lawsuit against Stanley and Vilma Priskie in the Circuit Court of Dade County, Florida, seeking, inter alia, the return of the disputed shares.
 (4) Includes 1,028,000 shares held by R and A Family Partnership, L.P., whose general partner is a revocable family trust of which Richard Jaffe is a trustee and beneficiary.
 (5) Includes 558,268 shares held by the Braverman Family Partnership, Ltd., a family limited partnership of which Neil K. Braverman is the sole shareholder of the general partner and a limited partner, 466,332 held by the Braverman Family Trust, a family trust whose sole beneficiary is the Braverman Family Partnership, Ltd, 174,612 shares held by Jeanne D. Braverman, Mr. Braverman's spouse, 577,176 shares held by trusts for which Ms. Braverman serves as trustee and shares subject to exercisable options (see note (9) below).
 (6) Includes 742,104 shares held by Irving Jaffe, Eleanor Jaffe's spouse, and 185,544 shares to which Irving Jaffe claims beneficial ownership, as further described in note (3) above.
 (7) Includes 1,028,000 shares held by R and A Family Partnership, L.P., whose general partner is a revocable family trust of which Ann Jaffe is a trustee and beneficiary, 185,544 shares to which Richard Jaffe claims beneficial ownership, as further described in note (3) above, and shares subject to exercisable options (see note (9) below).
 (8) Includes 558,268 shares held by the Braverman Family Partnership, Ltd., a family limited partnership of which Neil K. Braverman is the sole shareholder of the general partner and a limited partner, 466,332 held by the Braverman Family Trust, a family trust whose sole beneficiary is the Braverman Family Partnership, Ltd, 31,732 shares held by Neil K. Braverman, 577,176 shares held by trusts for which Ms. Braverman serves as trustee and shares owned by Neil K. Braverman subject to exercisable options (see note
     (9) below).
 (9) Includes shares beneficially owned under currently exercisable options as follows: Neil K. Braverman -- 438,000; Richard Jaffe -- 660,000; Lee Chee Ming -- 112,354; David L. Morash -- 30,000; Jeffrey A. Martin -- 17,500; Joseph Stemler -- 8,000; Howard L. Shecter -- 14,000; and all directors and executive officers as a group -- 1,342,354.
(10) Information as of December 31, 1996 as filed with the Commission on
     Schedule 13G.
(11) Information as of December 31, 1996 as filed with the Commission on
     Schedule 13G. Travelers Group Inc. is the sole shareholder of Smith Barney Holdings, Inc.
(12) Information as of December 31, 1996 as filed with the Commission on
     Schedule 13G.
(13) Information as of December 31, 1996 as filed with the Commission on
     Schedule 13G. Pursuant to the Schedule 13G, Robert Day, identified as an individual who may be deemed to control The TCW Group, Inc. and other holders of the Common Stock of the issuer, beneficially owns 1,328,000 shares, or 5.2% of the class.

                                   PROPOSAL 2

                     AMENDMENT TO EQUITY COMPENSATION PLAN
                       TO INCREASE THE AUTHORIZED SHARES

     Amendment. The Company's Equity Compensation Plan (the "Plan") authorizes the Compensation Committee of the Board of Directors to grant stock options, restricted stock awards and stock appreciation rights to Company officers, directors, key employees and eligible independent contractors. On February 27, 1997, the Board of Directors amended the Plan to (i) to provide that the aggregate number of shares of Stock that may be subject to grants of stock options, restricted stock awards and stock appreciation rights under the Plan during each calendar year is 2 1/2% of the outstanding shares (plus any shares authorized in prior years for grants under the Plan which have not been subject to grants) and that the aggregate number of shares of Stock that may be subject to Incentive Stock Options during the term of the Plan is 500,000, (ii) permit the transfer of nonqualified stock options, (iii) make changes to comply with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act") and (iv) make certain other administrative changes. The amendment to increase the number of authorized shares under the Plan is subject to shareholder approval at the annual meeting. The directors approved the amendment because they determined that the Plan lacked a sufficient number of shares available for future grants. A description of the material features of the Plan and a table disclosing the options granted through March 31, 1997 follow.

     Administration of the Plan. The Plan is currently administered by the Compensation Committee consisting of not less than two persons appointed by the Board from among its members who are not employees of the Company and who are outside directors within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and Non-Employee Directors within the meaning of Rule 16b-3. The Compensation Committee is authorized to determine, from time to time, the persons to whom awards or grants will be made, and the term, exercise price, settlement terms, forfeiture provisions and other terms and conditions of each award or grant. The Compensation Committee has the power to establish and waive, in its discretion, vesting provisions for awards or grants.

     Grants. Incentives under the Plan may consist of any of incentive stock options, non-qualified stock options, restricted stock awards and stock appreciation rights. Shares subject to options, awards or rights which expire or are forfeited become available to be granted again under the Plan.

     Eligibility for Participation. Officers, directors, key employees and eligible independent contractors of the Company who are responsible for or contribute to the management, growth and/or profitability of the business of the Company are eligible to receive grants under the Plan ("Participants"). As of March 31, 1997 there were 12 officers, 5 outside directors and approximately 192 employees eligible to participate in the Plan. To date, options have been granted to only one eligible independent contractor. The maximum aggregate number of shares of Stock that may be subject to awards granted under the Plan to any single Participant during a calendar year is 500,000 shares.

     The Plan as amended provides that unless the Committee determines otherwise, and in addition to any other grants that the Committee deems appropriate, all non-employee directors will automatically receive grants of non-qualified stock options to purchase 40,000 shares of Common Stock as of the date they are first elected to the Board. Such options have a per share exercise price equal to the fair market value of one share of Common Stock as of the date of grant, a term of ten years, and vesting at the rate of 20% per year. There are currently three outside non-employee, directors.

     Options, Term and Purchase Price. The exercise price of Common Stock subject to an option is the fair market value of the stock on the date the option is granted. However, incentive stock options ("ISOs") granted to a person who owns more than 10% of the voting power of the Company are required to have an exercise price of not less than 110% of the fair market value of the Common Stock on the date of grant. On March 31, 1997, the fair market value of a share of Common Stock was $18.125 per share.

     The Compensation Committee determines the option exercise period for each option, not to exceed ten years from the date of grant, except that ISOs granted to a person who owns more than 10% of the voting power of the Company are required to have an exercise period of not greater than five years.

     Transferability of Options. In general options are not transferable, except by will or the laws of decent or distribution, pursuant to a qualified domestic relations order or as permitted by the rules under Section 16 of the Exchange Act. In addition, the Plan as amended provides that the Committee may permit a grantee to transfer nonqualified stock options to family members, a trust established for the benefit of such family members or other persons or entities according to such terms as the Committee may determine; provided that the grantee may not receive consideration for the transfer of such option and the transferred option must continue to be subject to the same terms and conditions as were applicable to the option immediately before the transfer.

     Restricted Stock Grants. The Compensation Committee may award shares of Common Stock pursuant to the Plan to officers and other key employees of the Company. Shares of Common Stock issued pursuant to a restricted stock grant may be issued for consideration or for no consideration. If a grantee's employment terminates during the restriction period, the restricted stock grant terminates with respect to all shares covered by the grant as to which the restrictions on transfer have not lapsed. Restrictions imposed under the restricted stock grant lapse upon the expiration of the applicable restriction period. In addition, the Compensation Committee may determine as to any or all restricted grants that all restrictions will lapse based on service, performance and/or such other factors as the Compensation Committee may determine.

     Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights ("SARs") to any grantee in tandem with stock options, for all or a portion of the applicable stock options, either at the time the stock options are granted or at any time thereafter while the stock options remain outstanding. In the case of an ISO, however, SARs may be granted only at the time of the grant of the ISO. The number of SARs granted to a grantee which are exercisable during any given period of time may not exceed the number of shares of Common Stock which the grantee may purchase upon the exercise of the related stock options during such period of time. Upon the exercise of stock options, the SARs relating to the Common Stock covered by the stock option terminate. Upon the exercise of SARs, the related stock options terminate as to the extent of an equal number of shares of Common Stock.

     Upon a grantee's exercise of SARs, the grantee receives in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Common Stock or a combination thereof, as determined by the Committee. The stock appreciation for a SAR is the difference between the option price specified for the related stock option and the fair market value of the underlying Common Stock on the date of exercise of the SAR. The Plan provides that the exercise price of a SAR is the (i) exercise price or option price of the related stock option or (ii) if the SAR is granted after the stock option and the option price would result in the disallowance of the Company's expense deduction upon exercise of the SAR under section 162(m) of the Code, the fair market value of a share of Common Stock as of the date of the grant of the SAR.

     A SAR is exercisable only during the period when the Stock Option to which it relates is also exercisable; provided, however, that in no event may a SAR be exercisable during the first six months after being granted, except in the event of the death or disability of the grantee. No SARs have been awarded under the plan.

     Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time, provided that shareholder approval is required for any amendment that requires shareholder approval in accordance with the regulations issued under Section 16 of the Securities Exchange Act of 1934 and any amendment that would impair the rights of a grantee requires the grantee's consent. The Plan will terminate on June 15, 2003 unless terminated earlier by the Board. Awards granted prior to June 15, 2003 may extend beyond that date.

     Adjustment Provisions. If there is any change in the Common Stock as a result of a stock dividend, recapitalization, stock split, or combination or exchange of the Common Stock, or a merger, reorganization or consolidation of the Company or any other change in the capital structure made without the receipt of consideration, then unless such event results in the termination of all outstanding grants under the Plan, the number of and class of shares available for grants and the number and class of such shares covered by outstanding grants, and the price per share or the applicable market value of such grants, will be proportionately adjusted by the Compensation Committee to reflect any increase or decrease in the number or kind of issued shares of Common Stock.

     Change in Control of the Company. In the event of a change in control, unless otherwise determined by the Compensation Committee or the Board, any SARs outstanding for at least six months and all outstanding stock options would become fully vested and immediately exercisable, and the restrictions on any restricted stock grants would lapse with such grants becoming fully vested. The value of all outstanding grants may be cashed out by the Company on the basis of the highest price paid for Common Stock during the 60 days preceding the change in control.

     Federal Income Tax Consequences. Set forth below is a general description of the federal income tax consequences relating to grants under the Plan.

     Non-Qualified Stock Options. There are no federal income tax consequences to grantees or to the Company upon the grant of an non-qualified stock option ("NQSO") under the Plan. Upon the exercise of NQSOs, grantees will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by exercise of an NQSO, a grantee will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the grantee's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the grantee at the time of exercise of the NQSO).

     Incentive Stock Options. Grantees will not be subject to federal income taxation upon the grant or exercise of ISOs granted under the Plan, and the Company will not be entitled to a federal income tax deduction by reason of such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the stock option price (or the grantee's other tax basis in the shares) is an item of tax preference subject to the alternative minimum tax applicable to the person exercising the ISO. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise or within two years after the grant of the ISO generally will result in the recognition of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the stock option price (or the grantee's other tax basis in the shares), and the Company will not be entitled to any tax deduction in connection with the sale.

     If the sale occurs within one year from the date of exercise of the ISO or within two years from the date of grant (a "disqualifying disposition") and is a transaction in which a loss, if sustained, would be recognized, the grantee generally will recognize ordinary compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price (or the grantee's other tax basis in the shares), or (ii) the excess of the amount realized on the sale of the shares over the exercise price (or the grantee's other tax basis in the shares). In the case of a disqualifying disposition where a loss, if sustained, would not be recognized, the grantee will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the stock option price (or the grantee's other tax basis in the shares). Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary compensation income (or any loss realized) will be a long-term or a short-term capital gain (or loss), depending upon the length of time the shares were held. The Company generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the grantee.

     Restricted Stock. A grantee normally will not recognize taxable income upon the award of a restricted stock grant, and the Company will not be entitled to a deduction, until such stock is transferable by the grantee or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the Common Stock is either transferable or is no longer subject to a substantial risk of forfeiture, the grantee will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock at that time and the Company will be entitled to a deduction in the same amount. A grantee may, however, elect to recognize ordinary compensation income in the year the restricted stock grant is awarded in an amount equal to the fair market value of the Common Stock at that time, determined without regard to the restrictions. In this event, the Company will be entitled to a deduction in the same year. Any gain or loss recognized by the grantee upon subsequent disposition of the Common Stock will be capital gain or loss. If, after making the election, any Common Stock subject to a restricted stock grant is forfeited, or if the market value declines during the restriction period, the grantee will not be entitled to any tax deduction or tax refund.

     Stock Appreciation Rights. The grantee will not recognize any income upon the grant of an SAR. Upon the exercise of an SAR, the grantee will recognize ordinary compensation income in the amount of both the cash and the fair market value of the shares of Common Stock received upon such exercise, and the Company is entitled to a corresponding deduction, provided the Company complies with the applicable withholding requirements for federal tax purposes. In the event that the grantee receives shares of Common Stock upon the exercise of an SAR, the shares so acquired will have a tax basis equal to their fair market value on the date of transfer, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

     Option Grant Information. As of March 31, 1997, options to purchase 6,412,200 shares of Common Stock had been granted, of which 607,000 options have been forfeited. In addition, 218,000 shares had been granted to two executive officers as restricted stock grants of which 116,668 have been forfeited. Additional options to purchase 441,770 shares of Common Stock, 353,416 of which have been exercised, were also granted outside of the Plan to one executive officer. The stock options granted under the Plan are held by 192 employees, two former employees, five non-employee directors and one consultant. Grants of stock options to purchase 260,000 shares of Common Stock have been granted, in the aggregate, to persons who were non-employee directors at the time they received the grants. The stock options that have been granted are either immediately exercisable or are subject to periodic vesting over a period of up to ten years. As of March 31, 1997, the weighted average exercise price of all the stock options outstanding is $9.56 per share. No other grants have been made under the Plan.

     Set forth below is the number of shares underlying options granted, or to be granted, in 1997 under the Plan to the persons indicated in the table below. Future awards to officers under the Plan, other than those indicated, are not determinable because specific awards are made at the discretion of the Compensation Committee, depending on a variety of factors. Future awards to outside directors under the Plan are not determinable because although the number of options are determined by the Plan, it is not clear when and how many new outside directors may be added to the Board.

                               NEW PLAN BENEFITS
                            EQUITY COMPENSATION PLAN

                                                              Number of
Name and Position                                             Options(1)
-----------------                                             ----------
Richard Jaffe...............................................     200,000
  Chairman of the Board, President
  and Chief Executive Officer
Neil K. Braverman...........................................      15,000(2)
  Co-Chairman
David Morash................................................           0
  Executive Vice President
  and Chief Financial Officer
Lee Chee Ming...............................................           0
  Managing Director, Safeskin
  Corporation (Malaysia) Sdn. Bhd.
Jeffrey A. Martin...........................................           0
  Vice President, Marketing
  and Business Development
Judy W. Grimes(3)...........................................           0
  Executive Vice President
All current executive officers as a group (12 persons)......     210,000
All current directors who are not executive officers as a
  group (4 persons).........................................      60,000
All eligible employees (including officers who are not
  executive officers as a group (180 persons)...............           0

---------------

(1) All share data have been adjusted to reflect the 100% stock dividend paid by the Company on
   January 2, 1997.
(2) Mr. Braverman resigned as an executive officer of the Company as of January 1, 1997. The 15,000 options, subject to shareholder approval, were granted to him as part of the grant to non-employee directors on February 27, 1997.
(3) Ms. Grimes was employed as Executive Vice President until July 31, 1996.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S EQUITY COMPENSATION PLAN.

                            OTHER EXECUTIVE OFFICERS

     The following table sets forth certain information, as of March 31, 1997, with respect to the executive officers of the Company who are not also directors of the Company or nominees for election as directors.

NAME                                         AGE                    POSITION
----                                         ---                    --------
David L. Morash............................  51    Executive Vice President and Chief
                                                   Financial Officer
Lee Chee Ming..............................  48    Managing Director, Southeast Asian
                                                   Operations
John G. Brewer.............................  45    Vice President, Logistics and Information
                                                     Technology
Craig C. Cook..............................  48    Vice President, Sales
Seth S. Goldman............................  39    Vice President, Finance, Controller and
                                                   Secretary
Harold G. Hambrice.........................  51    Vice President, Technology Development
William R. LaRue...........................  45    Treasurer
Jeffrey A. Martin..........................  45    Vice President, Marketing and Business
                                                     Development
William C. Miller..........................  59    Vice President and General Counsel
Egon Thiele................................  60    Managing Director, Europe
Wava Truscott, Ph.D........................  46    Vice President, Scientific Affairs
Richard J. Witmeyer, Ph.D..................  48    Vice President, Technical Affairs

     Mr. Morash has been the Executive Vice President and Chief Financial Officer of the Company since August 1994. Formerly, as Managing Director, he helped found Bedford Management Group, Inc. in 1992, a twenty member consulting firm specializing in advising clients on financial, marketing and human resource issues. From 1990 to 1992, Mr. Morash was Executive Vice President, Chief Financial Officer of H.B.S.A. Industries, a department store fixture and construction firm. His prior experience includes the positions of Vice President, Treasurer of Merrill Lynch Realty, a publicly traded residential real estate and relocation management firm, and Vice President, Business Investment of Primerica Corporation (now Travelers Group, Inc.), a diversified financial services company. Mr. Morash holds a B.A. in economics from Columbia College and an M.B.A. in finance from the Columbia Graduate School of Business.

     Mr. Lee has been the Managing Director, Southeast Asian Operations since November 1996. From 1988 to November 1996, Mr. Lee served as the Managing Director of Safeskin Corporation (Malaysia) Sdn. Bhd., the Company's manufacturing subsidiary. From 1985 through 1988, Mr. Lee was the Managing Director of Dynacraft (Malaysia) Sdn. Bhd., a subsidiary of National Semiconductor Corporation. Mr. Lee holds an M.S. degree in management from the Asian Institute of Management, The Philippines.

     Mr. Brewer was named Vice President, Logistics and Information Technology in October 1996 and served as Vice President, Logistics between April 1996 and October 1996. Between February 1994 and April 1996, Mr. Brewer served as the Chief Financial Officer of The Masters Alliance, Inc., a remodeling and property management company. He served as a Supply Chain Manager for Nestle USA, Inc., a conglomerate, between August 1991 and February 1994. Mr. Brewer holds a B.S. in accounting from the University of Tennessee.

     Mr. Cook became Vice President, Sales in October 1996. Between April 1995 and October 1996, Mr. Cook served as the Company's Vice President, Scientific Division. He served as the Vice President, Sales, Scientific Division from November 1994 to April 1995 and as the Regional Vice President, Medical Sales, Western Region between November 1993 and November 1994. Mr. Cook joined the Company in July 1992 as the Western Regional Medical Sales Manager and served in such capacity until November 1993. Between April 1991 and July 1992, Mr. Cook served as the President of Secure Products Corp., a medical disposables business. Mr. Cook holds a B.S. degree in biology and chemistry from the University of Southern California.

     Mr. Goldman has served as Vice President of Finance since April 1996, as Secretary since May 1996, and as Controller of the Company since August 1991. Mr. Goldman was previously employed by Coopers & Lybrand L.L.P. and became a certified public accountant in 1980. He holds a B.B.A. degree in accounting from Florida Atlantic University.

     Mr. Hambrice joined the Company in January 1997 as Vice President, Technology Development. Mr. Hambrice was previously employed by Baxter Healthcare Corporation ("Baxter") from 1976 through December 1996 during which time he held a variety of positions. Most recently Mr. Hambrice served as Vice President and General Manager of Baxter's manufacturing plant in Penang, Malaysia where he was responsible for the medical and scientific glove manufacturing operations. He holds a B.S. in accounting and business administration from Ouachita University.

     Mr. LaRue became Treasurer of the Company in January 1997. Between January 1993 and January 1997, he was Treasurer of GDE Systems, Inc., a defense electronics company. From March 1992 to January 1993, Mr. LaRue was a principal of Fredericks, Shield & Co., an investment banking firm specializing in debt and equity recapitalizations and acquisition financing. Prior to March 1992, Mr. LaRue served as Vice President -- Finance and Chief Financial Officer of AMCON Corporation, a wholesale distribution company, and has served as a Vice President of Bank of America NT&SA, a financial services company. He holds a B.S. degree in business administration and an M.B.A. in finance from the University of Southern California.

     Mr. Martin has served as Vice President, Marketing and Business Development since October 1996 and served as Vice President, Marketing between March 1994 and October 1996. He was Southeast Regional Sales Manager for the Company from April 1993 through August 1993 when he became Regional Vice President, Sales, Southeast Region. From 1986 through 1993, Mr. Martin served in a variety of management and sales positions with James River Corporation and its successor, Regent Hospital Products Ltd. Mr. Martin holds a B.S. degree in engineering from the Georgia Institute of Technology.

     Mr. Miller became Vice President and General Counsel of the Company in September 1996. From September 1995 to September 1996 he served as Vice President and General Counsel of Gen-Probe Incorporated, a manufacturer of medical diagnostic tests. He served in the same positions for Collagen Corporation, a publicly traded biomedical device company, between October 1992 and September 1995. Mr. Miller was the Vice President, General Counsel and Secretary of Boehringer Mannheim Corporation, a manufacturer of medical supplies and instruments, between 1985 and October 1992. He holds a B.A. degree in journalism from Washington and Lee University, an LL.B. from Washington and Lee Law School, an LL.M. in comparative law from New York University and has completed the Advanced Management Program at Harvard Business School.

     Mr. Thiele became the Company's Managing Director, Europe in June 1994. Between August 1991 and June 1994, he served as the Regional Director, Europe for Ansell Medical, a medical device manufacturer.

     Dr. Truscott became Vice President, Scientific Affairs in September 1993. Between July 1993 and September 1993, she served as the Company's Director of Scientific Affairs. She served as the Director of Regulatory Affairs, Pharmaseal Division, for Baxter Corporation, a manufacturer of medical devices, between January 1991 and July 1993. Dr. Truscott holds a B.S. in botany from Brigham Young University, an M.B.A. from the University of La Verne and a Ph.D. in comparative pathology from the University of California at Davis.

     Dr. Witmeyer became Vice President, Technical Affairs in June 1995. In May 1995, he served as the Executive Vice President and Chief Operating Officer of BioBarrier, Inc., a manufacturer of examination gloves. Between September 1992 and April 1995, he was the Vice President of Technical Affairs for Standard Textile Company, Inc., a healthcare textile company. Dr. Witmeyer served as the Vice President, Scientific Affairs, for Regent Hospital Products, Ltd./London International U.S. Holdings between April 1990 and September 1992. He holds a B.S. and an M.S. degree in chemical engineering from Lehigh University, an M.B.A. from Georgia State University and a Ph.D. in materials engineering from North Carolina State University.

                              CERTAIN TRANSACTIONS

     In 1995, the Company advanced Ms. Grimes, an executive officer of the Company, two loans totaling $65,000 for the payment of various expenses associated with her relocation to San Diego, California. The loans had an interest at a rate of seven percent per annum. The largest aggregate amount of indebtedness outstanding during 1996 was $65,000, and the principal amount outstanding as of March 31, 1997 was $45,000.

                     COMPLIANCE WITH 16(A) OF EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons owning more than 10% of the Company's equity securities to file with the Securities and Exchange Commission reports of ownership of the Company's equity securities. During the year ended December 31, 1996, Mr. Braverman filed one statement of beneficial ownership after the due date for one transaction, Mr. Myerson, a former director of the Company, filed one statement of beneficial ownership after the due date for five transactions and Mr. Garner filed the initial statement of beneficial ownership after the due date.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Coopers & Lybrand L.L.P. was approved by the Board of Directors as the Company's independent public accountants for the year ended December 31, 1996 and will continue as the Company's independent public accountants for the current year. Coopers & Lybrand L.L.P. has audited the accounts of the Company since 1989.

     A representative of Coopers & Lybrand L.L.P. is expected to be present at the annual meeting, with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

     The annual report of the Company for the year ended December 31, 1996 is enclosed with this Proxy Statement.

                              GENERAL INFORMATION

     Other Matters. The Board of Directors does not intend to present any matter for action at this meeting other than the matters described in this Proxy Statement. If any other matters properly come before the annual meeting, it is intended that the holders of the proxies hereby solicited will act in respect to such matters in accordance with their best judgment.

     Deadline for Shareholder Proposals. Proposals by holders of the Common Stock which are intended to be presented at the next annual meeting of shareholders must be received by the Company for inclusion in the Company's next proxy statement and form of proxy relating to that meeting no later than December 30, 1997. Such proposals must also comply in full with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

     Expenses of Solicitation. Proxies will be solicited by mail, telephone, or other means of communication. Solicitation also may be made by Directors, officers and regular employees of the Company. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies from shareholders. MacKenzie Partners, Inc. will receive a fee of $6,000 plus reimbursement of certain out-of-pocket expenses. The Company will reimburse brokerage firms, custodians, nominees and fiduciaries in accordance with the rules of the Nasdaq Stock Market, for reasonable expenses incurred by them in forwarding materials to the beneficial owners of shares. The entire cost of solicitation will be borne by the Company.

                                          By Order of the Board of Directors,

                                          Richard Jaffe,
                                          Chairman of the Board, President and
                                          Chief Executive Officer

April 30, 1997

                                                                   APPENDIX A

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



                              SAFESKIN CORPORATION
                             12671 HIGH BLUFF DRIVE
                          SAN DIEGO, CALIFORNIA 92130
                                 (619) 794-8111


        The undersigned hereby appoints Richard Jaffe with the power to appoint his substitute, proxy to represent the undersigned and vote as designated below all of the shares of Common Stock of Safeskin Corporation held of record by the undersigned on April 21, 1997, at the Annual Meeting of Shareholders to be held on June 12, 1997 and at any adjournment thereof.


1.   ELECTION OF DIRECTORS

/ /  FOR all nominees listed below           / / WITHHOLD AUTHORITY to vote
     (except as marked to the                    for all nominees listed below
     contrary below)

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

IRVING JAFFE                  NEIL K. BRAVERMAN             RICHARD JAFFE
CAM L. GARNER                 HOWARD L. SHECTER             JOSEPH STEMLER


2. AMENDMENT TO THE EQUITY COMPENSATION PLAN TO PROVIDE THAT IN ADDITION TO THOSE SHARES CURRENTLY AUTHORIZED UNDER THE PLAN THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE SUBJECT TO GRANTS OF STOCK OPTIONS, RESTRICTED STOCK AWARDS AND STOCK APPRECIATION RIGHTS UNDER THE PLAN DURING EACH CALENDAR YEAR SHALL BE 2 1/2% OF THE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING;

/ /  FOR the Amendment                        / /  AGAINST the Amendment



3. IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.



Dated:
       ---------------------------------


                                               ---------------------------------
                                               Signature


                                               ---------------------------------
                                               Signature if held jointly


                                               Please sign exactly as name
                                               appears to the left. When shares
                                               are held by joint tenants, both
                                               should sign. When signing as
                                               attorney, executor,
                                               administrator, trustee or
                                               guardian, please give full title
                                               as such. If a corporation, please
                                               sign in full corporate name by
                                               President or other authorized
                                               officer. If a partnership, please
                                               sign in partnership name by
                                               authorized person.


           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.